Exhibit 10.1

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of July 29, 2020 among NN, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders signatory hereto that are party to the Credit Agreement referred to below, Truist Bank, as successor by merger to SunTrust Bank, as the administrative agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of December 19, 2019 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, the Administrative Agent and the other parties from time to time party thereto;

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Revolving Lenders amend certain provisions of the Credit Agreement, including an amendment of the financial covenant set forth in Section 7.14 of the Credit Agreement and the defined terms used therein, in each case as more particularly set forth below; and

WHEREAS, subject to the terms and conditions set forth herein (including the “Conditions Subsequent” set forth in Section 4 below), each of the Administrative Agent and the Lenders party hereto, constituting the Required Revolving Lenders, has agreed to the amendments to the Credit Agreement requested by the Borrower set forth in Section 2 herein as evidenced by its signature to this Amendment.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent and the Revolving Credit Lenders party hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement, as amended by this Amendment.

Section 2. Amendments to Credit Agreement. Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Liquidity” means, on any date of determination, the sum of (i) all cash and all Cash Equivalents owned and held by the Borrower and its Domestic Subsidiaries that are Loan Parties and (ii) Revolving Availability, in each of the foregoing cases (i) and (ii), on such date of determination; provided however, that amounts calculated under clause (i) of this definition shall exclude any amounts that would not be considered “cash” or “cash equivalents” under GAAP or “cash” or “cash equivalents” as recorded on the books of the Loan Parties; provided, further, that amounts included under clause (i) of this definition shall (A) be included only to the extent such cash or Cash Equivalents are (1) not subject to any Lien or other restriction or encumbrance of any kind (other than Liens (x) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights so long as such liens and rights are not being enforced or otherwise exercised or (y) in favor of Administrative Agent) and (2) subject to a perfected Lien in favor of the Administrative Agent and (B) exclude any amounts held by the Loan Parties in escrow, trust or other fiduciary capacity.

“First Amendment to Second A&R Credit Agreement” means that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of July 29, 2020, by and among the Borrower, the other Loan Parties, the Required Revolving Lenders and the Administrative Agent.

“Qualified Sale” means a sale of all or a part of the assets or Equity Interests of the Borrower and its Subsidiaries that would result in (i) proceeds in an amount no less than the amount necessary to pay off the Term Loans in full and (ii) a pro forma Consolidated Net Leverage Ratio that does not exceed 3.50:1.00 (calculated immediately after giving effect to such sale and the prepayment required with the proceeds thereof, assuming, for purposes of such calculation, that the Revolving Commitments have been fully funded as Consolidated Funded Indebtedness).

“Revolving Availability” means, on any date of determination, the positive difference (if any) between (i) the aggregate Revolving Credit Commitments of all Revolving Lenders as of such date and (ii) the aggregate Revolving Credit Exposure of all Lenders as of such date.

(b) Section 7.14 (Financial Covenant) of the Credit Agreement is hereby amended in its entirety as follows:

“7.14 Financial Covenant. For the benefit of the Revolving Credit Lenders, the Swing Line Lender and the L/C Issuers only (and the Administrative Agent on their behalf), permit the Consolidated Net Leverage Ratio of the Borrower and its Subsidiaries as of the last day of any fiscal quarter of the Borrower to exceed (i) the Consolidated Net Leverage Ratio set forth in the applicable fiscal quarter below for each fiscal quarter ended prior to the consummation of a Qualified Sale and (ii) 3.50:1.00 for each fiscal quarter ended after the consummation of a Qualified Sale (assuming, for purposes of calculating each pro forma test described in this clause (ii), that the Revolving Commitments have been fully funded as Consolidated Funded Indebtedness).

Fiscal Quarter	Consolidated Net Leverage Ratio
December 31, 2019	5.25 to 1.00
March 31, 2020	5.25 to 1.00
June 30, 2020	5.00 to 1.00
September 30, 2020	5.00 to 1.00
December 31, 2020	5.00 to 1.00
March 31, 2021	4.75 to 1.00
June 30, 2021	4.75 to 1.00
September 30, 20201	4.50 to 1.00
December 31, 2021	4.50 to 1.00
March 30, 2022 and thereafter	4.00 to 1.00

Notwithstanding the foregoing Section 7.14 (including the table set forth immediately above) or anything else to the contrary in this Agreement, the maximum Consolidated Net Leverage Ratio for the fiscal quarters ending June 30, 2020 and September 30, 2020 (the “Conditional 2Q20 and 3Q20 Financial Covenant Waiver”) shall be waived so long as (i) the Borrower does not permit Liquidity (A) as of the last day of any fiscal month set forth in the table below to be less than the amount of “Minimum Liquidity” set forth opposite such date, it being understood and agreed that a Responsible Officer of the Borrower shall execute and deliver a certificate within ten (10) Business Days after the end of each fiscal month (together with supporting evidence in form and substance reasonably satisfactory to the Administrative Agent) certifying as to the Liquidity as of the last day of such fiscal month end or (B) at any time during the period from July [    ], 2020 through February 19, 2021 (the “Suspension Period”) to be less than $22,000,000 (it being understood and agreed that the certificate referenced in clause (i)(A) above shall also require the Responsible Officer to certify to the condition in this clause (i)(B)), (ii) during the Suspension Period, (A) no Indebtedness is incurred using the exceptions set forth in Sections 7.02(j), (l) or (m) of this Agreement (provided, however, that Foreign Subsidiaries that are not Loan Parties may incur unsecured or secured Indebtedness pursuant to Sections 7.02(j) or (m) of this Agreement in an aggregate principal amount not to exceed $5,000,000), (B) no Investments are made using the exceptions set forth in Sections 7.03(a)(xiv), (a)(xvi) or (b) of this Agreement, (C) no Dispositions are made using the exceptions set forth in Sections 7.05(b) or (i) (other than a Qualified Sale so long as all Net Cash Proceeds thereof are applied as a prepayment of the Loans on the date that the Qualified Sale is consummated, which results in the payment in full of the Term Loans as of such date) of this Agreement without the prior written consent of the Required Revolving Lenders (provided, that the condition set forth in this clause (ii)(C) shall remain in effect after the end of the Suspension Period until the Maturity Date of the Revolving Credit Facility) and (D) no Restricted Payments are made using the exceptions set forth in Sections 7.06(c) or (d) of this Agreement and (iii) the Borrower satisfies each of the “Conditions Subsequent to the Conditional 2Q20 and 3Q20 Financial Covenant Waiver” set forth in Section 4 of the First Amendment to Second A&R Credit Agreement no later than the applicable dates therefor; provided that it is understood and agreed that the failure to satisfy any of the foregoing conditions to the Conditional 2Q20 and 3Q20 Financial Covenant Waiver (including the “Conditions Subsequent to the Conditional 2Q20 and 3Q20 Financial Covenant Waiver” set forth in Section 4 of the First Amendment to Second A&R Credit Agreement) during the Suspension Period shall only result in the reinstatement of the financial covenant set forth in this Section 7.14 for the fiscal quarters ended June 30, 2020 and September 30, 2020, in accordance with the table set forth above, and such financial covenant may be enforced retroactively by the Required Revolving Lenders to the extent that any of the conditions to the Conditional 2Q20 and 3Q20 Financial Covenant Waiver (including the “Conditions Subsequent to the Conditional 2Q20 and 3Q20 Financial Covenant Waiver” set forth in Section 4 of the First Amendment to Second A&R Credit Agreement) are not met after the date such financial covenant was required to be reported on (for example, the financial statements and corresponding Compliance Certificate with respect to the fiscal quarter ending June 30, 2020 are due on August 19, 2020 per Sections 6.01(b) and 6.02(b), respectively, and to the extent that the minimum Liquidity condition fails to be met, the financial covenant for the fiscal quarter ending June 30, 2020 shall be immediately deemed to be reinstated and applied (due to the Borrower’s failure to satisfy the conditions of the waiver), and if the Compliance Certificate delivered by the Borrower for such fiscal quarter failed to demonstrate a Consolidated Net Leverage Ratio of less than 5.00:1.00, an immediate Event of Default under Section 8.01(b)(ii) of the Credit Agreement shall have occurred as of August 19, 2020).

Fiscal Month Ending	Minimum Liquidity
July 31, 2020	$42,000,000
August 31, 2020	$32,000,000
September 30, 2020	$28,000,000
October 31, 2020	$27,000,000
November 30, 2020	$24,500,000
December 31, 2020	$22,000,000
January 31, 2021	$24,500,000

Section 3. Conditions to Effectiveness. This Amendment shall become effective on the date that the following conditions shall have been satisfied (such date, the “Amendment No. 1 Effective Date”):

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (A) the Required Revolving Lenders, (B) the Administrative Agent, (C) the Borrower and (D) the Guarantors;

(b) the Borrower shall have paid to the Administrative Agent all reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Administrative Agent) incurred in connection with this Amendment and all other fees and expenses then due and payable to the Administrative Agent in connection with this Amendment, in each case to the extent invoiced one business day prior to the Amendment No. 1 Effective Date;

(c) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date;

(d) both before and immediately after giving effect to this Amendment, there shall exist no Default or Event of Default; and

(e) the Borrower shall have paid to the Administrative Agent, for the account of each Revolving Credit Lender that is signatory hereto, a fee in an amount equal to 0.50% of the aggregate principal amount of such Revolving Credit Lender’s Revolving Credit Commitments under the Credit Agreement.

Section 4. Conditions Subsequent to the Conditional 2Q20 and 3Q20 Financial Covenant Waiver. The “Conditional 2Q20 and 3Q20 Financial Covenant Waiver” described in Section 2(b) above is subject to the following conditions subsequent (it being understood and agreed that the failure to satisfy any such conditions shall have the effect set forth in Section 2(b) above):

(a) No later than ten (10) Business Days after the Amendment No. 1 Effective Date, the Borrower shall have provided a report, in form and substance reasonably satisfactory to the Administrative Agent, that assesses the Liquidity, financial performance and projections of the Borrower and its Subsidiaries as of June 30, 2020 (along with such other information relating thereto as may be reasonably requested by the Administrative Agent);

(b) Promptly following the request of the Required Revolving Lenders (and, in any event, no later than five (5) Business Days following any such request), the Borrower shall hire and appoint a financial advisor (a “Financial Advisor”) that is reasonably acceptable to the Administrative Agent and provide such Financial Advisor reasonable access to all matters of the Loan Parties related to the finances, operations or otherwise, it being understood and agreed that all fees and expenses of the Financial Advisor shall be paid by the Borrower;

(c) the Borrower shall deliver or cause to be delivered (commencing on the first Thursday immediately following the date of this Amendment, and on a weekly basis thereafter until December 15, 2020) prior to 5:00 P.M. New York City time on Thursday of each succeeding week a thirteen (13)-week cash flow forecast (which shall be produced by the Financial Advisor if a Financial Advisor has been hired pursuant to Section 4(b) above), with all supporting assumptions and underlying schedules for the Loan Parties (the “Cash Flow Forecast”), which shall be accompanied by a certificate of a Responsible Officer (a) certifying as to the Cash Flow Forecast being fairly and accurately stated, (b) showing the changes in comparison to the immediately preceding Cash Flow Forecast and (c) including a detailed reconciliation analysis of actual results compared to projected results for the prior week and a written explanation of all material variances;

(d) Promptly (and, in any event, no later than three (3) Business Days) following receipt thereof, the Loan Parties shall have delivered evidence to the Administrative Agent that final binding bids were solicited and received from qualified prospective purchasers for a sale of all or a part of the assets or Equity Interests of the Borrower and its Subsidiaries that would result in (i) proceeds in an amount no less than the amount necessary to pay off the Term Loans in full and (ii) a pro forma Consolidated Net Leverage Ratio that does not exceed 3.50:1.00 (calculated immediately after giving effect to such sale and the prepayment required with the proceeds thereof, assuming, for purposes of such calculation, that the Revolving Commitments have been fully funded as Consolidated Funded Indebtedness) (a “Qualified Sale”);

(e) Promptly (and, in any event no later than three (3) Business Days) following receipt thereof, the Loan Parties shall have delivered evidence to the Administrative Agent that a definitive purchase agreement has been executed with respect to a Qualified Sale, and the Loan Parties shall provide written updates to Administrative Agent from time-to-time regarding the status and progress thereof promptly following the written request of Administrative Agent therefor; and

(f) On or before December 15, 2020, the Loan Parties shall have delivered evidence to the Administrative Agent that a Qualified Sale shall have closed and the Term Loans shall have been paid in full with the proceeds of such Qualified Sale.

Section 5. Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby expressly acknowledges the terms of this Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and thereby, (ii) its guarantee of the Obligations under the Guaranty and (iii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents. Without limiting the generality of the foregoing, the Collateral Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Obligations.

Section 6. Miscellaneous.

(a) Representations and Warranties. The Borrower and each Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(i) it has the legal power and authority to execute and deliver this Amendment;

(ii) the officers executing this Amendment on its behalf have been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof;

(iii) the execution and delivery hereof by it and the performance and observance by it of the provisions hereof do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 7.01 of the Credit Agreement) upon any assets or property of any Loan Party under the provisions of (a) such Loan Party’s Organization Documents, (b) any material agreement to which any Loan Party is a party, (c) any order, injunction, writ or decree of any Governmental Authority or (d) any Law, except with respect to any conflict, breach, default or violation referred to in clauses (c) and (d) above, solely to the extent that such conflicts, breaches, defaults or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(iv) this Amendment constitutes its valid and binding obligation in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(v) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and

(vi) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of the date when made.

(b) Credit Agreement Unaffected. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby (and this Amendment shall not be deemed to be a consent to any Qualified Sale that is not otherwise permitted by the Credit Agreement). This Amendment is a Loan Document.

(c) Guarantor Acknowledgment. Each Guarantor, by signing this Amendment:

(i) consents and agrees to and acknowledges the terms of this Amendment;

(ii) acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

(iii) represents and warrants to the Administrative Agent and the Lenders that all representations and warranties made by such Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any thereof expressly relate to an earlier date; and

(iv) acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (B) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments or modifications to the Credit Agreement.

(d) Waiver. The Borrower and each Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which the Borrower and any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

(e) Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

(f) Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail (including in a “.pdf” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

(g) Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY MUTATIS MUTANDIS HERETO.

(h) Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(i) No Novation. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 1 Effective Date.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

NN, INC., as the Borrower

By:	/s/ Mark F. Schuermann
	Name:	Mark F. Schuermann
	Title:	Vice President, Treasurer and Investor Relations

Signature Page

Amendment No. 1 to Second Amended and Restated Credit Agreement

Acknowledged and agreed to by each of the undersigned Guarantors:

INDUSTRIAL MOLDING CORPORATION
WHIRLAWAY CORPORATION
PNC ACQUISITION COMPANY, INC.
PMC USA ACQUISITION COMPANY, INC.
PMC ACQUISITION COMPANY, INC.
NN PRECISION PLASTICS, INC.
CAPROCK MANUFACTURING, INC.
CAPROCK ENCLOSURES, LLC
BRAININ-ADVANCE INDUSTRIES LLC
WAUCONDA TOOL & ENGINEERING LLC
LACEY MANUFACTURING COMPANY, LLC
GENERAL METAL FINISHING LLC
MATRIX I LLC
BOSTON ENDO-SURGICAL TECHNOLOGIES LLC
CONNECTICUT PLASTICS LLC
ADVANCED PRECISION PRODUCTS, INC.
HOWESTEMCO, LLC
PREMCO, INC.
PROFILES INCORPORATED
HOLMED, LLC
TRIGON INTERNATIONAL LLC
NN LIFE SCIENCES DESIGN & DEVELOPMENT, LLC
NN LIFE SCIENCES – VANDALIA, LLC
PMG INTERMEDIATE HOLDING CORPORATION
PMG ACQUISITION CORPORATION
PARAGON MEDICAL, INC.
PARAGON ACQUISITION CORP.
PARAGON MEDICAL INTERNATIONAL, INC.
PLATINUM SURGICAL INSTRUMENTS, INC.
SOUTHERN CALIFORNIA TECHNICAL ARTS, INC.
AUTOCAM CORPORATION
AUTOCAM-PAX, INC.
POLYMETALLURGICAL LLC
PRECISION ENGINEERED PRODUCTS HOLDINGS, INC.
PRECISION ENGINEERED PRODUCTS LLC

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Vice President and Secretary

Signature Page

Amendment No. 1 to Second Amended and Restated Credit Agreement

TRUIST BANK, as successor by merger to SUNTRUST BANK, as Administrative Agent

By:	/s/ Juan De Jesus-Caballero
Name: Juan De Jesus-Caballero
Title: Senior Vice President

Signature Page

Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

TRUIST BANK, as Revolving Credit Lender

By:	/s/ Juan De Jesus-Caballero
Name: Juan De Jesus-Caballero
Title: Senior Vice President

Signature Page

Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

KEYBANK NATIONAL ASSOCIATION, as Revolving Credit Lender

By:	/s/ Ari Deutchman
Name: Ari Deutchman
Title: Senior Vice President

Signature Page

Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

JPMORGAN CHASE BANK, N.A., as Revolving Credit Lender

By:	/s/ Philip VanFossan
Name: Philip VanFossan
Title: Executive Director

Signature Page

Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

HOMETRUST BANK, as Revolving Credit Lender

By:	/s/ Corey Webb
Name: Corey Webb
Title: Senior Vice President

Signature Page

Amendment No. 1 to Second Amended and Restated Credit Agreement